UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2014

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2014, Tesla Motors, Inc. (“Tesla”) and Panasonic Corporation (“Panasonic”) entered into three agreements, which implement and set forth in detail certain of the parties’ obligations pursuant to the material definitive agreement that the parties entered into on July 31, 2014 relating to the manufacturing and supply by Panasonic of lithium ion battery cells at the Gigafactory.

Respectively, each agreement details, among other things: (1) the specific commercial terms and production planning processes between Panasonic and Tesla at the Gigafactory and Tesla’s preparation of the Gigafactory for Panasonic; (2) the terms under which the parties will set pricing for the cells to be supplied by Panasonic at the Gigafactory, and detailed provisions with respect to Panasonic’s various investments in the manufacturing equipment for its Gigafactory operations; and (3) specific terms relating to Panasonic’s first investment in manufacturing equipment for its Gigafactory operations. Each of these three agreements also contains customary warranty, indemnification and/or other provisions.

Panasonic is a stockholder of Tesla, having purchased $30.0 million of Tesla’s common stock in a private placement transaction that closed in November 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: October 3, 2014